EXHIBIT 10.1 ORIGINAL EQUIPMENT MANUFACTURER/PRIVATE LABEL AGREEMENT

                            CONFIDENTIAL TREATMENT

                       Original Equipment Manufacturer/
                            Private Label Agreement


This Agreement is made this 4/th/ day of January, 2001 by and between G3M Corporation, with its principal place of business at 4320 Stevens Creek Blvd, San Jose, CA 95129, (hereinafter "SELLER") and Larscom Incorporated, with its principal place of business at 1845 McCandless Drive, Milpitas, CA 95035, (hereinafter "BUYER"). This Agreement sets forth the terms and conditions for the sale of Products by SELLER, and the purchase of the same by BUYER.

1.       DEFINITIONS

         1.1 "SELLER's Products" shall mean all SELLERS hardware products set forth in Exhibit "A" hereto, including all firmware incorporated as part of the hardware, and all necessary Documentation relating thereto.

         1.2 "SELLER's Software" shall mean all software incorporated in SELLER's Products which includes all software listed in Exhibit "A", all software upgrades, and all necessary Documentation relating thereto.

         1.3 "Documentation" consists of all manuals, release notices, and other materials generally made available to the customers of SELLER with the sale of SELLER's Products and/or Software.

2.       EFFECTIVE DATE OF AGREEMENT AND TERM

         This Agreement shall become effective as of the date set forth above and shall continue in full force and effect for ***** from such date. At the end of the initial ***** term, BUYER shall have the right to renew this Agreement, upon the same terms and conditions provided herein, for additional ***** terms. In the event BUYER does not wish to exercise its rights under the preceding sentence, BUYER shall provide written notice to SELLER not later than ***** prior to the end of the initial and/or subsequent term(s) of this Agreement.

3.       PRICING AND DISCOUNTS

         3.1      Pricing - The List Prices for the Products are set forth in
                  -------
                  Exhibit "A" and shall not be increased during the ***** period. The List Prices may be increased by SELLER once at each ***** period provided that the List Price has changed for all customers and that SELLER provides BUYER with a ***** prior written notice of such proposed price increase. In the event that BUYER does not accept the increased prices, or that discounts offered are unacceptable to BUYER, BUYER shall have the right to terminate this Agreement, and/or any underlying purchase orders, without penalty.

         3.2      Discounts - SELLER shall sell to BUYER the Products at the
                  ---------
                  List Prices less the applicable discounts specified in Exhibit "B" as ordered by BUYER on BUYER's purchase orders pursuant to this Agreement.


Confidential treatment has been requested for portions of this exhibit. The copy herewith omits the information subject to the confidentially request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                            CONFIDENTIAL TREATMENT

         3.3      ***** Customer - SELLER represents that the ***** are ***** by
                  --------------
                  the SELLER to ***** in the ***** under similar terms and conditions. Should SELLER ***** to any *****, SELLER shall, at the same time, ***** for the ***** under *****. Such ***** shall apply to ***** shipped within thirty (30) days prior to the *****, and to ***** but not yet shipped, and to ***** thereafter purchased pursuant to this Agreement.

         3.4      Taxes - Prices set forth in this Agreement are exclusive of
                  -----
                  any and all Federal, state and local excise, sales, use or similar taxes. When applicable, such items shall appear as separate additional items on SELLER's invoices and shall be paid by BUYER.

4.       TERRITORY

         This agreement provides for BUYER to sell Products on a ***** basis except for those countries listed in Exhibit E.

5.       SPARE PARTS

         5.1      Availability - SELLER shall maintain a supply of spares to
                  ------------
                  perform warranty and out-of-warranty repairs to Products, or make such spares available for sale to BUYER as described below, for a period of seven (7) years after the delivery of the last unit of Product to BUYER under this Agreement, or discontinuation of such Product, whichever is later.

         5.2      Purchase - BUYER may, at any time, opt to purchase spare parts
                  --------
                  to directly support its installed customer base. SELLER agrees to make available to BUYER the spare parts as may be mutually agreed upon for specific items and prices. Emergency orders for spare parts placed as a result of a machine down condition shall be shipped within one business day, after receipt of BUYER's purchase order number, (transmitted by facsimile or e-mail), by SELLER. Routine orders for spare parts shall be shipped within thirty (30) days after receipt of BUYER's purchase order number by SELLER. In the event that SELLER cannot comply with the agreed to delivery schedules set forth above, Seller agrees to provide completed units of Product (versus individual spare parts) for use by BUYER for replacement of its customers' equipment, within the same time-frames.

6.       TERMS OF PAYMENT

         Invoices shall be rendered by SELLER no earlier than the date of shipment of Products or completion of services rendered hereunder. Payment shall be made on undisputed invoices, in full, net thirty (30) days after receipt of invoice; provided however, that BUYER need not pay for unsatisfactory Products rejected under this Agreement and returned. Payment shall not constitute acceptance of any Products by BUYER.

7.       ORDERING

         7.1      Purchase Orders - SELLER agrees to be prepared to ship the
                  ---------------
                  Products listed in Exhibit "A". BUYER shall provide SELLER with purchase orders from time to time directed to the attention of Order Administration at SELLER's Principal location, and SELLER agrees to deliver said Products. Said purchase orders shall refer to and indicate that they are being submitted subject to the terms and conditions of this OEM Agreement between BUYER and SELLER. All purchase orders submitted under this Agreement shall be governed and controlled by the conditions of this Agreement, which shall take precedence over any conflicting terms and conditions contained in any purchase order or acknowledgement. Purchase orders submitted under this Agreement will specify:


***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                            CONFIDENTIAL TREATMENT

                  a)       identity of the Products ordered;
                  b)       the quantity of each such Product ordered;
                  c)       the discounted unit price for each such Product;
                  d)       shipping instructions;
                  e) date of delivery at BUYER's or BUYER's Customer dock; and
                  f) any other special information required by this Agreement or by the circumstances of the order.

         7.2      Product Forecasts - At the request of the SELLER, BUYER will
                  -----------------
                  provide monthly forecasts of Products which BUYER estimates it will need, for at least the subsequent six (6) month period; however, in no event shall BUYER be obligated to purchase the amounts of Products set forth in the forecast.

         7.3      Quotas - There are no minimum quotas or quantities which BUYER
                  ------
                  is required to purchase under this Agreement.

8.       DELIVERY

         8.1      Delivery/Shipping - All deliveries will be made F.O.B.
                  -----------------
                  SELLER's factory at 4320 Stevens Creek Blvd, # 275, San Jose, CA 95129. SELLER agrees to drop-ship Products directly to BUYER's Customers in accordance with BUYER's instructions. Products shall be packed in accordance with SELLER's best standard commercial practices as approved by BUYER or in accordance with BUYER's instructions, if any are given, so as to prevent damage during shipment.

         8.2      Title, Risk of Loss, Freight Charges - Title and risk of loss
                  ------------------------------------
                  shall, subject to proper packing and proper delivery of the subject Products to the carrier, pass to BUYER upon delivery to the common carrier or BUYER's representative at the F.O.B. point. All transportation charges shall be freight collect unless otherwise specified. BUYER will notify SELLER relative to any shipment shortage within thirty (30) days from BUYER's receipt of the shipment.

         8.3      Rescheduling - BUYER shall be entitled to, at any time between
                  ------------
                  31 and 90 days prior to the scheduled shipment date, reschedule and postpone up to ninety (90) days, Products having up to 50% of the dollar value of the Products scheduled for shipment. Buyer shall also be entitled to, at any time prior to 90 days before any scheduled shipment date, reschedule and postpone up to 90 days, the delivery of any products scheduled for shipment.

         8.4      Lead Times - Purchase orders shall specify a mutually agreed
                  ----------
                  to delivery lead time not to exceed thirty (30) days after receipt of BUYER's verbal purchase order. Reduced lead times may be requested by BUYER ("Expedited Orders") for reasonable quantities of Products. SELLER agrees to provide BUYER with timely notice of any delay in Product production or delivery. BUYER's knowledge of such delays is not a waiver, direct or implied, of SELLER's production or delivery obligations hereunder.

         8.5      Safety Stock - SELLER agrees to maintain a safety stock equal
                  ------------
                  to five percent (5%) of the total previously shipped units up to a maximum of twenty-five (25) units, but no less than five
                  (5) units, in order to promptly support Expedited Orders and handle unforeseen BUYER requirements.

         8.6      Late Deliveries - In the event SELLER does not ship Products
                  ---------------
                  within the agreed to time frame as shown on BUYER's purchase order(s), and if the shipment is more than five (5) days late, BUYER will advise Seller of requirements imposed by its customer. BUYER and SELLER will then use their best efforts to meet customer requirements and if these are not met in the next 30 days, then BUYER may cancel the order(s) without penalty.

                            CONFIDENTIAL TREATMENT

9.       CHANGES

         BUYER may at any time request SELLER to make changes within the general scope of this Agreement in any of the following: (i) the Specification;
         (ii) SELLER's method of shipment or packing; (iii) the quantities of Products to be delivered hereunder; (iv) the place of delivery; and/or
         (v) the delivery schedule. If any such change causes an increase in the cost of, or time required for, performance under this Agreement, SELLER shall have ninety (90) days to submit a proposal detailing the adjustments in the price and/or delivery schedule for Products directly affected by requested BUYER's changes.

10.      TESTING AND INSPECTION, ACCEPTANCE

         Payment for the Products delivered hereunder shall not constitute acceptance thereof. The BUYER may elect at anytime, and from time to time, to source inspect any and all of the Products for the BUYER in the SELLER's facility before shipment to the BUYER or BUYER's customers. The BUYER may, at its option, elect to either source inspect the Product, or waive source inspection in favor of in-house inspection for that shipment. BUYER shall have the right to reject any or all of said Products within thirty (30) days after BUYER'S receipt of the Products, which are, in BUYER's reasonable judgment defective or nonconforming. Products rejected and Products supplied in excess of quantities called for in BUYER's purchase order may be returned to SELLER at its expense. In the event BUYER or BUYER's customer receives Products whose defect or nonconformity are not apparent on inspection, BUYER reserves the right to require replacement. Nothing contained in this Agreement shall relieve in any way SELLER from the obligation of testing, inspection and quality control.

11.      QUALITY ASSURANCE

         SELLER agrees to maintain a formal Quality Assurance Program which may be reviewed by BUYER for approval. On a periodic basis and/or upon determination of need based upon problems, SELLER shall be subject to a quality audit. These audits to be performed by BUYER's Quality Representative, shall serve to verify that SELLER is maintaining or improving quality and operational capabilities.

12.      AGENCY APPROVALS

         SELLER agrees that all Products sold hereunder shall meet UL and CSA specifications and have been recognized and labeled accordingly. SELLER shall provide BUYER with a copy of the UL and CSA recognition/certification. SELLER agrees that all Products sold hereunder shall meet the FCC Part 15, Subpart J regulations for Class A computer devices and FCC Part 68, and any other applicable FCC regulations, and shall be labeled accordingly. SELLER shall provide BUYER with a copy of the FCC recognition/certifications.

13.      WARRANTY

         13.1     Warranty Coverage - SELLER warrants that the Products and/or
                  -----------------
                  Software sold hereunder will conform to the applicable specifications (attached hereto as Exhibit "D") and will be free from defects in material and workmanship for a period of twenty four (24) months from the date of receipt of Product and/or Software at BUYER's facility or twenty four (24) months from the date of receipt of Product and/or Software at BUYER's customer facility if product is drop-shipped by SELLER.

         13.2     Repair/Replacement - If any Products are defective in
                  ------------------
                  materials or workmanship, or do not conform to specifications, BUYER or BUYER's customers shall have the right to return them to SELLER. The defective Products will be returned, with a description of the failure, freight prepaid. The defective Products will either be repaired or replaced at SELLER's option and at no charge to BUYER or BUYER's customer, within ten (10) working days of receipt, and returned freight prepaid to BUYER or BUYER's customer as directed by BUYER. SELLER shall notify BUYER if the Product will be replaced. In the event that the same unit of Product
                             CONFIDENTIAL TREATMENT
                  is sent to SELLER for repair more than once due to the same mode of failure, then SELLER must replace the unit or defective components with new Product.

         13.3     Dead On Arrival - If a product arrives "Dead on Arrival"
                  ---------------
                  (DOA), SELLER will, within twenty-four (24) hours from notification, ship a replacement unit to BUYER or BUYER's customer freight pre-paid. BUYER agrees to return DOA product to SELLER within 15 days, freight collect.

         13.4     Breach of Warranty - Should SELLER, for any reason, fail to
                  ------------------
                  honor the warranty provisions herein, SELLER shall be deemed in breach of this Agreement. BUYER may pursue any and all other remedies available as discussed in paragraph 46. Dispute Resolution. SELLER acknowledges that BUYER has an independent reputation with its customers which BUYER may desire to protect despite any breach by SELLER.

         13.5     Out-of Warranty Repairs - SELLER shall provide out-of-warranty
                  -----------------------
                  repair and replacement services for all Products furnished under this Agreement for a period of seven (7) years from date of discontinuation of the Product, or the date of delivery of the Product, whichever is later. Charges for such out-of-warranty repairs shall be at SELLER'S then current charges less any applicable discounts.

14.      *****

         14.1     Grant *****- BUYER acknowledges that the software and firmware
                  -----------
                  resident in the Products is confidential, proprietary and/or copyrighted by SELLER. SELLER hereby grants to BUYER a ***** and *****, under all patents and proprietary interests owned or controlled by SELLER and pertaining to the Products herein, to use ***** the Products.

         14.2     Restrictions - The software and firmware provided hereunder,
                  ------------
                  including any subsequent improvements or updates, are furnished to BUYER under a ***** and ***** for use in a *****. BUYER agrees that all software and firmware shall not be sold or distributed or otherwise made available to customers or other third parties separate from the Product in which it is resident, nor copied or tampered with, nor shall its removal be attempted, except for copies made for archival purposes. BUYER agrees that, in connection with the transfer of any Product to its customer and in connection with any subsequent transfer by its customer to a third party, it will contractually restrict all such transferees such that they shall:

                  a) limit the use of the software and firmware thereof to that Product transferred by BUYER, and

                  b) not reverse assemble or reverse compile any of the software or firmware.

15.      EPIDEMIC OF FAILURES

         Notwithstanding the warranty provisions of this Agreement, or any other provision of this Agreement, if an epidemic of failures of functional specifications or nonconformity's of the Products occur, due to the same specifically identified symptom, at rate greater than five percent (5%), within any two (2) month period, of a five (5) year span, from date of shipment by SELLER regardless of whether the Products are in or out of warranty, SELLER agrees to use its best efforts (at its expense) to remedy the failed Products and to prevent the problem from occurring in future deliveries


***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                            CONFIDENTIAL TREATMENT

         In the event that SELLER is unable to remedy the problem in the Products, BUYER may, at its option, cancel any and all purchase orders or portions thereof for Products which are experiencing the epidemic failures and BUYER may return, for full credit, the Products which are under warranty and are experiencing the epidemic failures and which have already been received by BUYER or BUYER's Customers. BUYER may at its option, elect to replace said Products with products which fulfill BUYER's customer's needs and invoice SELLER for all reasonable expenses incurred. Further, BUYER may cancel any and all purchase orders or portions thereof for Products which were used in, or in conjunction with, the Products experiencing the epidemic of failures (e.g., spare parts, accessories, etc.), and BUYER may return freight collect and for full credit, such Products which have already been received.

16.      EMERGENCY SUPPORT

         In the event of an emergency involving SELLER's Product at BUYER's facilities or BUYER's customer's site, SELLER will provide to BUYER qualified factory technical support when such assistance is required by BUYER within twenty-four (24) hours, not to exceed forty-eight (48) hours, upon notice given by the Manager or Director of Customer Service Operations, or other persons designated by BUYER. SELLER shall designate one or more contact persons who will be responsible for assuring that the emergency support is provided. Whether the cost of the emergency assistance shall be borne by SELLER or BUYER depends on whether the Products are under warranty and in compliance with SELLER's specifications. If the Product is in compliance with the specifications, or if the product is not under warranty, BUYER will bear the cost and will be billed (except in situations involving epidemic failures as described in Section 15, above) at SELLER's then prevailing published rates. If the Product is under warranty or not in compliance with SELLER's specifications, then SELLER shall bear the cost of the emergency assistance.

17.      TECHNICAL SUPPORT AND DOCUMENTATION

         17.1     Technical Support - SELLER will provide the following support
                  -----------------
                  at BUYER's plant or BUYER's customer site:

                  a) Engineering Support, *****, to BUYER's Engineering personnel in the form of telephone consultation by SELLER's Engineering personnel during normal work hours.
                  b) Field Support, *****, to BUYER's Customer Service Engineering personnel in the form of telephone, facsimile or e-mail consultation by SELLER's support organization and technical assistance specialists on a 24 hour-a-day seven day-a-week basis.

                  c) Emergency Support, *****, to BUYER's Customer Service Engineering personnel, to include appropriate escalation procedures, by SELLER'S support organization and technical assistance specialists on a 24 hour-a-day, seven day-a-week basis.

         17.2     Documentation - Concurrent with the date of this Agreement,
                  -------------
                  SELLER will provide BUYER with a list of all documentation/manuals available or planned for general information, training and for maintenance of the Products. Such documentation may include, but not be limited to, maintenance manuals (which typically include site preparation, installation, operation, functional description, preventative maintenance, maintenance procedures, logic block diagrams for the Products), logic card manuals which include card layout, technical memos or bulletin file, and copies of documentation covering any Product changes (as described in


***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                            CONFIDENTIAL TREATMENT

                  paragraph 23, herein). SELLER hereby grants, at no charge to BUYER, the right to reproduce, translate into other languages, and prepare derivative works, distribute, sell, perform and display, in whole or in part, manuals and documentation specified herein. During the term of this Agreement, SELLER shall provide BUYER with written notification sixty (60) days or more prior to the general release of said documentation. BUYER may integrate such changes into its version of the documentation at BUYER's option.

18.      TRAINING

         SELLER agrees to provide ***** training courses per year to BUYER *****. Additional training courses shall be provided at a cost to be mutually agreed upon. For training courses taught at locations other than SELLER's facilities, BUYER agrees to reimburse SELLER for reasonable travel and living expenses of the instructor.

19.      ESCROW

         At BUYER's request and expense and at any time during the term of this Agreement, SELLER will be prepared to place in escrow all documentation necessary for the production and manufacture of Products covered under this Agreement, such as, but not limited to, engineering, manufacturing and software source code documentation ("Escrow Material"). The designated escrow agent will be instructed to deliver to BUYER said documentation and source code in the event of an arbitration event relating to a default by SELLER as outlined in Article 30 herein, so that BUYER may manufacture and support the Products and/or Software. All intellectual properties remain as property of SELLER.

20.      CONFIDENTIAL INFORMATION

         Any knowledge or information which either party has disclosed or may hereafter disclose to the other, which is marked with a confidential or proprietary notice in connection with the purchases hereunder, shall not be disclosed, revealed, or transmitted to anyone by the other party nor shall either party permit such to be disclosed, revealed, or transmitted to any third party. This provision shall survive the expiration or termination of this Agreement.

         With the exception of software and firmware resident in the Products, SELLER agrees that it will not disclose to BUYER any information which it deems as confidential or proprietary unless BUYER agrees in advance to such disclosure and it is done pursuant to a separate Confidential Disclosure Agreement entered into by BUYER and SELLER which is part of this Agreement by an Addendum hereto as Exhibit D.
21.      PATENT AND SIMILAR INDEMNITY

         Except as hereinafter limited, SELLER shall defend at its own expense and indemnify BUYER from and against any liability (including attorneys' fees and costs) arising out of any claim that any Product and/or Software purchased hereunder infringes a valid patent or is a violation of copyright, trade secret, or other proprietary rights of third parties, provided that, BUYER shall promptly give SELLER timely written notice thereof and reasonable cooperation, information and assistance in connection therewith, and SELLER shall have sole control and authority with respect to defense, settlement, or compromise thereof. Should Products delivered hereunder become or, in SELLER's opinion, be likely to become the subject of such a claim, SELLER may at its option, either procure for BUYER the right to continue using such Products, or replace or modify the Products so that they become non-infringing.



***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                            CONFIDENTIAL TREATMENT

22.      INDEMNIFICATION

         SELLER shall defend, indemnify, and hold BUYER harmless from property damage, personal injury or expense, including attorneys fees and costs, incurred by any employee, agent, invitee or ***** of BUYER, or any other person, regardless of how caused if arising out of the use or possession of the Products and/or Software by BUYER or BUYER's customers unless such loss, property damage, personal injury, or expense, including attorneys fees, was caused solely by the gross negligence or willful misconduct of BUYER, its employees, its authorized agents or its customers.

23.      PRODUCT CHANGES; DISCONTINUANCE

         23.1     Product Changes - SELLER shall have certain rights, except as
                  ---------------
                  stated herein, to make changes to the Products. A "material change" is defined as one which affects the Products' specified performance, maintainability, operation, safety, reliability, backward compatibility, interface, form, fit, or function. A "minor change" is a change which would not be a "material change". SELLER shall have full freedom to make minor changes so long as such changes are not deemed to be material changes.

                  Prior to instituting any change, whether minor or material, SELLER will provide BUYER with six (6) months advance notice of the proposed change. The notice shall include SELLER's change control forms for both hardware, software and firmware. In said notice, SELLER shall state whether it deems such proposed change to be minor or material. As to "material changes", SELLER shall work with BUYER to discuss the impact of such change and shall assist BUYER in minimizing the impact of such changes upon BUYER's customers. If it is determined that sample parts or Products are required to assess such impact, SELLER will provide at least two (2) sets of such parts or Products at no charge for evaluation. BUYER will either approve or reject, with just cause, all material changes within thirty (30) business days after receipt of written notification and/or required sample parts or Products from SELLER. If change for Product reliability is needed on an emergency basis, the change will be immediately sent to BUYER who will make best efforts to respond within seventy-two (72) hours.

                  The SELLER will supply BUYER with upgrade kits to incorporate all field mandatory changes and retrofit all Products delivered to BUYER's customers prior to the change at no charge. Such upgrade kits may include hardware and/or software.

                  In the event that BUYER rejects a material change, then BUYER may either,

                  a) terminate any and all purchase orders or portions thereof for Products and/or spare parts affected by the change without cost or penalty, or

                  b) request SELLER to continue manufacture and support the Products which are the subject of the proposed change, as it is then being manufactured, for so long as BUYER requires said Product and with no increase in the purchase price except as provided by 3.1

         23.2     Discontinuance - SELLER agrees to notify BUYER in writing not
                  --------------
                  less than six (6) months in advance of the discontinuance of any Product. SELLER agrees to support such discontinued Products for a period of seven (7)


***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                             CONFIDENTIAL TREATMENT

         23.3 years from the date of notice of such discontinuance. For the purposes of this paragraph "support" shall mean supplying hardware, repair and replacement services, software systems, and supplying associated documentation,

         23.4 and all that is required to maintain the Products. The support shall be furnished at SELLER's then current prices, less the same discount, which BUYER was receiving prior to the discontinuance.

24.      PRODUCT ENHANCEMENT, UPGRADES AND NEW PRODUCTS

         SELLER shall provide BUYER with non-confidential information regarding future enhancements and upgrades to be made to the Products, as well as information regarding releases of new Products. These enhancements, upgrades, and new Products will, at BUYER's option and under mutually agreed terms, be included in this Agreement as "Products", when released. As soon as reasonably possible after each phase of testing of enhancements, upgrades, or new Products, SELLER agrees to make such enhancements, upgrades, or new Products and/or information regarding the testing performed with such, available to BUYER for analysis and review; the purpose of this provision is to allow BUYER to be aware of, and familiar with, Product enhancements, upgrades, and new Products prior to their release. SELLER agrees that prices for the upgrades, enhancements, and new Products will be consistent with SELLER's OEM pricing policies in this Agreement.

25.      REPAIRS

         25.1     Repairs - SELLER shall establish a repair service for Products
                  -------
                  in or out-of-warranty. SELLER will have the option to repair or replace components of the returned Product. SELLER shall ensure that the replacement or repair turnaround will not exceed ten (10) working days from the time the Product is received at SELLER's repair facility. Furthermore, in the event that SELLER is consistently late in repairing or replacing Products, SELLER shall be deemed in breach of this Agreement, and in such event, BUYER shall give SELLER notice and a thirty (30) day period of time in which to cure such breach. SELLER agrees to notify BUYER immediately of any replacement or repair which is likely to exceed the ten (10) day turn-around time.

                  SELLER agrees to provide BUYER with a monthly report of all repair and/or replacement activities on SELLER's products received from BUYER or BUYER's customer for servicing.

                  SELLER agrees to make all necessary repairs to parts and/or components of Products at the mandatory revision level or equivalent for a period of seven (7) years after the last delivery of such Products under this agreement or seven (7) years from the date of discontinuance of any Products from the product line of SELLER, whichever is later. SELLER agrees to supply spare parts during the periods described above for delivery within thirty (30) days of placement of the order by BUYER; prices for such spare parts shall be at SELLER's then current prices less the same discounts which BUYER was receiving prior to the end of this Agreement.

                  In the event of unavailability of any spare part or suitable substitute which is interchangeable and backward compatible, SELLER shall make available to BUYER, SELLER's manufacturing drawings and specifications for the parts, tools or test equipment which are unavailable for purchase from SELLER or its vendor. In addition, SELLER shall also grant to BUYER and/or BUYER'S vendors, such manufacturing rights as SELLER may have and be able to convey to be used by BUYER or BUYER's vendors at no additional charge. Prior to the discontinuance of production, BUYER and SELLER will work together to establish a plan to support BUYER's installed base.

                            CONFIDENTIAL TREATMENT

     25.2    Emergency Repairs - During the warranty period, SELLER agrees to
             -----------------
             provide a twenty-four (24) hour turn around time for emergency out of service conditions, at no additional cost to BUYER or BUYER'S Customer.

             For out-of-warranty emergency service, SELLER agrees to provide expedited repair services at a mutually agreed cost.

26.  PRIVATE LABELING/DOCUMENTATION

     26.1    Private Labeling - The parties agree that Product may be
             ----------------
             distributed under BUYER's private label. SELLER agrees to fill all orders under this Agreement with unique "Larscom" labeling as requested by BUYER, unless otherwise specified on the order. Products designated with Larscom labeling shall only be supplied by SELLER to BUYER or such third parties as BUYER may specifically designate in writing.

             SELLER agrees to affix any labels, numbering, or symbols to the products, packaging, software, and documentation accompanying the Products, as reasonably requested by BUYER. BUYER will provide the art work and instructions as required by SELLER's manufacturer. BUYER shall have the opportunity to approve the first faceplate with affixed labeling.. BUYER agrees to pay SELLER upon the signing of this Agreement, a one time private labeling charge of _____ for each faceplate labeled. BUYER's purchase orders must specify that products be so labeled.

     26.2    Documentation - BUYER may edit or create documentation (i.e.,
             -------------
             manuals, data sheets, product brochures) by substituting the "Larscom" name for that of SELLER, and may make any other changes as necessary to indicate private labeling. SELLER will provide the documentation to BUYER in suitable form for the editing as the parties may reasonably agree. BUYER will supply SELLER with sufficient quantities of such manuals to accommodate drop-ship requirements. SELLER shall enclose one (1) set of manuals with each system drop-shipped to BUYER's Customers.

27.  CUSTOM FEATURES/FUNCTIONALITY

     BUYER may request that SELLER develop additional features and/or functions that will be unique to the private labeled products purchased by BUYER under this Agreement where such features are not contemplated by SELLER for inclusion in its standard product range. SELLER agrees that such custom features and/or functionality will be available for distribution by BUYER on an exclusive basis, and that said custom features and/or functionality will not be integrated into SELLER's standard products, or the products which SELLER sells, distributes, private labels or furnishes to any of its other Customers. SELLER agrees that all interest, right and title in and to such custom features and/or functionality shall remain in BUYER. Design specifications, cost and development schedules for such custom features/functionality will be negotiated by the parties on a case-by-case basis.

28.  COMPETITIVE RESTRICTION

     SELLER agrees that, during the term of this Agreement and any extensions thereof, it will not enter into any other Reseller or OEM agreement, directly or indirectly, with any of BUYER's competitors, specifically: ADC, Verilink, Quick Eagle, or Adtran.

29.  PACKAGING

     SELLER agrees to package all orders in plain boxes with clear tape, or as otherwise reasonably instructed by BUYER. This will be done at no additional cost.

                            CONFIDENTIAL TREATMENT

30.  TERMINATION OF AGREEMENT

     30.1 This Agreement may be terminated by either party, at anytime during the initial and any renewal term hereof, upon the occurrence of certain events of default by the other party. The following events shall constitute an event of default by a party:

             (a) if either party hereto applies for or consents to the appointment of a receiver, trustee or liquidator of itself or any of its property;

             (b) if either party hereto makes a general assignment for the benefit of creditors;

             (c) if either party hereto is adjudicated as bankrupt or insolvent;

             (d) if either party hereto files a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with the creditors or seeks to take advantage of any insolvency law or in an answer admits the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or an order, judgment or decree is entered without the application, approval or consent of the party, by any court or governmental agency of competent jurisdiction, approving a petition seeking reorganization of such party, or of all or a substantial part of such party's assets, and such order, judgment or decree continues unstayed and in effect for any period of sixty (60) consecutive days;

             (e) In the event of breach of any term or condition of this Agreement, the non-defaulting party shall give written notice to the defaulting party of the defaulting conditions and of its intention to terminate the Agreement at some future date not earlier than ninety (90) days from the mailing date of said notice. Unless such default is corrected by the defaulting party, as evidenced by the concurrence of the non-defaulting party, prior to said future date, the termination shall be effective as of said future date.

     30.2 BUYER or SELLER may elect to continue to make or receive shipments of SELLER Products and/or Software despite a default by the other party. Such election shall not constitute a waiver of the default by BUYER or SELLER for any such default.

31.  COOPERATION

     SELLER agrees that it will fully cooperate with BUYER by executing and preparing any and all documents necessary in order to allow BUYER to have the Products included in the GSA schedule or equivalent government schedules.

     Further, in the event that BUYER becomes aware of and desires to participate in a project which is out of the ordinary course of business hereunder or one that has requirements which differ from usual application of SELLER's Products, then SELLER agrees to, in a timely manner, provide all reasonable and necessary information and assistance to BUYER which would allow BUYER to adequately respond to the opportunity. Examples of such projects include Requests for Proposals (RFP) and Requests for Information (RFI) issued by Service Providers.

     Where any United states government contract of BUYER's requires the inclusion of certain provisions in subcontracts, BUYER and SELLER agree to consult and reasonably cooperate relative to same.

32.  TRADEMARKS, TRADE NAMES

     SELLER recognizes the right of BUYER to the name "Larscom", and other BUYER symbols, trademarks, trade names, logos and any variance thereof ("BUYER's Marks") and SELLER agrees not to use BUYER's Marks without the express written consent of BUYER. SELLER agrees not to raise or

                            CONFIDENTIAL TREATMENT

     cause to be raised any question concerning the validity of BUYER's Marks, and to notify BUYER promptly of any unauthorized use of BUYER's Marks by a third party.

     BUYER recognizes the right of G3M Corporation, to the name " Panthera", and other SELLER symbols, trademarks, trade names, logos and any variance thereof ("SELLER's Marks"). BUYER agrees not to use SELLER's marks without the express written consent of SELLER.

33.  FORCE MAJEURE

     The obligations of the parties hereunder shall be suspended by the occurrence of any unforeseeable event beyond the control of the parties which renders performance impossible or onerous, such as acts of God, or, riot, sabotage, fire, explosion, flood, casualty, inability to obtain suitable and sufficient labor or materials, or law or regulation restricting performance.

34.  PRESS RELEASES

     No press release or any other announcement will be made by either party regarding this Agreement unless both parties agree to its content in writing. SELLER will not, without the prior written consent of BUYER, in any public matter refer to the BUYER'S purchase and resale of SELLER's Products hereunder.

35   NO WAIVER OF CONDITIONS

     Failure of either party to insist upon strict performance of any of the terms and conditions hereunder, or the delay in exercising any of its remedies, shall not constitute a waiver of such terms and conditions nor a waiver of any default nor a waiver of any remedy.

36.  COMPLIANCE WITH LAWS

     SELLER shall comply with all applicable Federal, State and Local laws including, but not limited to, those which specifically represent that any product to be delivered hereunder will be produced and sold in compliance with the requirements of the Fair Labor Standards Act of 1938, the Occupational Safety & Health Act, Federal Communication Commissions Act and the Consumer Products Safety Act, and all regulations issued pursuant to such statutes, as amended and applicable.

37.  EXPORT AUTHORIZATION AND TERRITORY

     Unless otherwise agreed to by SELLER in writing, BUYER shall assume all responsibility of obtaining any required export authorizations necessary to export from the United States any Products purchased hereunder or technical data or documents to be supplied hereunder by SELLER. BUYER shall not re-export Products or technical data or documentation supplied by SELLER, directly or through others, or the product of such data, to the prescribed countries for which such prohibition exists pursuant to sections of the U.S. Export Administration Regulations unless properly authorized by the U.S. Government.

38.  RELATIONSHIP OF THE PARTIES

     The relationship of the parties under this Agreement shall be and shall at all times remain one of independent contractor only. Neither party is an employee, agent, or joint venture partner of the other party. Neither party shall have the authority to assume or create obligation on behalf of the other party with respect to the Products or otherwise, and shall not take any action which has the effect of creating the appearance of its having such authority.

39.  TERMS AND CONDITIONS OF SALE

     All purchase orders and acknowledgements for Products of SELLER shall be subject to the terms and conditions of this Agreement. No other conditions or modifications of terms and conditions of this

                            CONFIDENTIAL TREATMENT

     Agreement shall be effective unless specifically agreed to in writing by an authorized representative of both parties. Failure of either party to object to provisions contained in any purchase order, acknowledgement or other communication from the other party shall not be construed as a waiver of these terms nor an acceptance of any such provision.

40.  SEVERABILITY

     If any one or more of the provisions, or portions of provisions of this Agreement shall be deemed by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or portion of provisions contained herein, shall not in any way be affected or impaired thereby, so long as the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall either be renegotiated or rendered null and void.

41.  NOTICES

     All notices from one party to the other shall be in writing and either personally delivered or sent via certified mail, postage prepaid and return receipt requested to:

     SELLER:  G3M Corporation
              4320 Stevens Creek Blvd #275
              San Jose, CA 95129

     BUYER:   Contracts Administration
              Larscom Incorporated
              1845 McCandless Drive
              Milpitas, CA 95035

     or to such persons or places as either party may designate from time to time by notice hereunder. Such notices shall be deemed effective upon personal delivery or deposit in the mails in accordance herewith.

42.  AWARENESS

     It is understood by SELLER that BUYER and its affiliates are designers, manufacturers and distributors and are now in the market selling telecommunications products. Further, it is understood that this Agreement is for the purpose of supplementing BUYER's current product line and that some time in the future BUYER may cease to purchase SELLER's Products and offer only BUYER and/or associated companies' products, and/or other company's products. SELLER understands that BUYER may in the future, design, manufacture, and sell products equivalent or similar to those on Exhibit "A" hereto. However, this agreement may not be considered a license or permit to copy SELLER's proprietary intellectual property, except as provided for by this agreement and in the normal course of business.

43.  LIMITATION OF LIABILITY

     NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUE, LOSS OF USE OF THE EQUIPMENT OR ANY ASSOCIATED EQUIPMENT, OR COST OF SUBSTITUTED FACILITIES, EQUIPMENT OR SERVICES WHICH ARISE OUT OF PERFORMANCE OR FAILURE TO PERFORM ANY OBLIGATION CONTAINED WITHIN THIS AGREEMENT, WHETHER THE CLAIM IS IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE EXCEPT AS PROVIDED UNDER ARTICLE 21 OR 22 OF THIS AGREEMENT.

                            CONFIDENTIAL TREATMENT

44.  HEADINGS

     The section headings in this Agreement are for reference only and shall have no substantive effect.

45.  ASSIGNMENT

     Neither party shall delegate any duties nor assign any rights or claims under this Agreement, without prior written consent of the other party, such consent not to be unreasonably withheld; and any such attempted delegation or assignment without consent shall be of no effect.

46.  DISPUTE RESOLUTION

     Seller and Buyer will attempt to settle any claim or controversy through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by Seller and Buyer within 45 days after written notice by a party demanding mediation.

     In the event that any dispute or disagreement under this Agreement, cannot be resolved mutually between the parties, such dispute or disagreement shall be submitted to arbitration in San Francisco, California under the rules of the American Arbitration Association. Any award or decision made in such arbitration process shall be final, binding upon the parties and enforceable through application to any court of competent jurisdiction. Each party shall bear its own costs in connection with such proceeding, except that the prevailing party in any arbitration shall be reimbursed by the other party for any reasonable expenses, including legal fees. No arbitration award shall include punitive damages.

47.  GOVERNING LAW

     The laws of the State of California shall govern the construction and performance of this Agreement.

48.  ENTIRE AGREEMENT

     This Agreement, together with material incorporated herein by reference, sets forth the entire and only agreement between BUYER and SELLER concerning the subject matter hereof. No provisions of this Agreement can be modified except by a written amendment signed by both parties.

49.  AUTHORITY

     BUYER and SELLER each represent to the other that it has due and proper authority to make and perform all duties and obligations set forth and contemplated by this Agreement.

     This Agreement shall be construed as containing, as part of it, the following enclosures:

     Exhibit A       -    Products / List Prices
     Exhibit B       -    Discounts
     Exhibit C       -    Product Specifications
     Exhibit D       -    Confidentiality Agreement
     Exhibit E            Territory

                            CONFIDENTIAL TREATMENT

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below their respective signatures.

ACCEPTED BY:


 G3M Corporation                  LARSCOM INCORPORATED

By: /s/ Gary Beeson               By: /s/ Robert Coakley

Name: Gary Beeson                 Name: Robert Coackley

Title: President                  Title: President & Chief Executive Officer

Date: 1/4/2001                    Date: 1/4/2001

                            CONFIDENTIAL TREATMENT



                                   EXHIBIT A

                            PRODUCTS / LIST PRICES


                  G3M Corporation Price List (FOB San Jose, CA)

-----------------------------------------------------------------------------------------
                                           Panther Optical Matrix
                                      Basic OC-48 Chassis with PM 50-HR
                                         Power Module and Management                *****
                                                   Module.
-------------------------------------------------------------------------------------------
   Catalog                        PM 50-HR High Reliability Dual Feed Power         *****
    1291                       Supply. Up to two Power modules may be used for
                             applications that require full redundancy. Each PM
                            power module may be driven with 48VDC or standard AC
                                                  voltages

                             [A single unit is included with the basic Panthera]
-------------------------------------------------------------------------------------------
                            PM-48VDC Power Module. Provides filtering, switching,
   Catalog                  and SNMP monitoring for power management where -48VDC
    1292                       is provided. Can be used where the dual voltage      *****
                                           PM-50HR is not required
-------------------------------------------------------------------------------------------
                                              Management Module
                               Allows configuration and SNMP management of the
                           system. Allows automatic configuration of the Panthera
   Catalog                                        modules.
    1201                        Console(RS-232) and LAN (10Base-T) Interfaces       *****

                              [The Management Module is included with the basic
                                                  Panthera]
-------------------------------------------------------------------------------------------
                                                 DS3 Module
   Catalog
    1231                               Supports Voice and Packet data               *****
                                                 75 Ohm BNC
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                               Quad 100Base-TX
                                     Each module includes four separate
                                  100Base-TX Ethernet connections that are          *****
                                         mapped to the STS payloads
                                                   4 RJ-45
-------------------------------------------------------------------------------------------
                                           OC-3 mm Optical Module
   Catalog                                       Multi-Mode                         *****
    1211                                      Dual SC connector
-------------------------------------------------------------------------------------------
                                           OC-3 sm Optical Module
   Catalog                                       Single Mode                        *****
    1212                                      Dual SC connector
-------------------------------------------------------------------------------------------
                                           OC-12 mm Optical Module
   Catalog                                       Multi-Mode                         *****
    1213                                      Dual SC connector
-------------------------------------------------------------------------------------------
                                           OC-12 sm Optical Module
   Catalog                                       Single Mode                        *****
    1214                                      Dual SC connector
-------------------------------------------------------------------------------------------
   Catalog                                Quad T1 Interface Module                  *****
    1232                                           4 RJ-45
-------------------------------------------------------------------------------------------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                            CONFIDENTIAL TREATMENT



                                   EXHIBIT B

                                   DISCOUNTS


BUYER has the right under the terms of this agreement to purchase the products shown in Exhibit A, together with such other products as may be added to BUYER's catalog and price list, at a discount of ***** from BUYER's list prices.

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                            CONFIDENTIAL TREATMENT



                                   EXHIBIT C

                            PRODUCT SPECIFICATIONS

                            CONFIDENTIAL TREATMENT

                                   EXHIBIT D

                            CONFIDENTIALITY AGREEMENT

This Agreement is made and entered into effective this 1st day of September, 2000, (hereinafter "Effective date"), by and between Larscom Incorporated a Delaware corporation, having its principal office at 1845 McCandless Drive, Milpitas, CA 95035 and G3M Corporation, a California corporation, having its principal office at 4320 Stevens Creek Blvd., San Jose, CA 95129.

Confidential Information in the form of trade secrets, plans, know-how, corporate procedures and programs, specifications, software, prototypes, and/or other business, technical, confidential and proprietary information may be disclosed under this Agreement. A party to this Agreement who receives the Confidential Information of another party to this Agreement agrees to not use or disclose to others such Confidential Information subject to the terms and conditions herein.

Permitted Use of Confidential Information: Until the period of the time that the Confidential Information is held in confidence expires, a party who has received Confidential Information of another party will use the information only as permitted by the disclosing party.

Duty of Care: A recipient of Confidential Information shall protect its confidentiality by using the same degree of care, but no less than reasonable care, to prevent the unauthorized use, dissemination, or publication as the recipient uses to protect its own confidential information of a like nature. Accordingly, the recipient agrees not to reproduce, disclose to any third party, or use for any purpose not authorized by the disclosing party, any Confidential Information or materials which (a) are disclosed to the recipient as being confidential, or (b) bearing the designation "PROPRIETARY AND CONFIDENTIAL INFORMATION" or similar designation in writing.

Exceptions to the Duty of Confidentiality: This Agreement imposes no obligations with respect to proprietary information which: a) was in recipient's possession before receipt from the disclosure; b) is now or later becomes public knowledge through no fault of the recipient; c) is known to the recipient prior to the effective date of this Agreement as substantiated by documentation; d) is rightfully received from a third party without any accompanying secrecy obligation; e) is independently developed by the recipient; f) disclosing party expressly gives receiving party written permission to disclose or otherwise use; or g) is disclosed under operation of law.

No Additional Rights or Obligations: No party listed herein will acquire any intellectual property rights of the other under the terms of this Agreement. Neither party under this Agreement has an obligation to purchase any service or item, nor does any party have the obligation or the right to make, use, or sell products or processes incorporating Confidential Information disclosed under this Agreement.

Term and Termination: Disclosure of Confidential Information under this Agreement may take place for a period of two (2) years from the Effective Date. The confidentiality obligations of the receiving party shall survive and continue beyond the expiration of the Information disclosure period for three
(3) years from the date of disclosure.

General: No party intends that any partnership, joint venture, or agency be created by this Agreement. No party will publicly announce or otherwise disclose to parties not subject to this Agreement the existence of this Agreement, its purpose, or any of its terms and condition. Any additional or modifications to this Agreement must be made in writing and signed by the parties to be bound by the additions or modifications. This Agreement is made under and will be construed in accordance with the laws of the State of California, U.S.A. This Agreement shall not be assigned by either party without the written consent of the other.

                            CONFIDENTIAL TREATMENT

This Agreement is the entire agreement between the parties concerning the Confidential Information and supersedes all prior oral and written agreements between them. This Agreement inures to the benefit of and binds the parties and their successors, assigns or other legal representatives. No waiver, alteration or cancellation of any of the provisions of this Agreement shall be binding unless made in writing and signed by the party to be bound.

The undersigned warrants that he or she has the authority to enter into this Agreement on behalf of the person or entity identified above his or her signature.

IN WITNESS HEREOF, the parties have executed this Agreement on the date first written above.

Larscom Incorporated                        G3M Corporation


By:______________________________           By:______________________________

Print Name:______________________           Print Name:_______________________

Title:____________________________          Title:____________________________

                            CONFIDENTIAL TREATMENT

                                    EXHIBIT E

                                   TERRITORY

Countries not included in this ***** agreement are:


*****

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.